Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statements (Nos. 333-224424 and 333-225768) on Form S-1 of InVivo Therapeutics Holdings Corp. of our report dated April 1, 2019, relating to the consolidated financial statements of InVivo Therapeutics Holdings Corp., appearing in the Annual Report on Form 10-K of InVivo Therapeutics Holdings Corp. for the year ended December 31, 2018.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ RSM US LLP

Boston, Massachusetts

June 21, 2019